Exhibit 10.1
SECOND EXTENSION TO
MANAGEMENT AND OPERATIONAL SERVICES AGREEMENT
This Second Extension to Management and Operational Services Agreement (“Second Extension”) is entered into this 2 day of May, 2010, by and between Western Iowa Energy, LLC (“Western Iowa Energy”), Renewable Energy Group, Inc. (“REG Group”), REG Services Group, LLC (“REG Services”), and REG Marketing & Logistics Group, LLC (“REG Logistics”) (REG Group, REG Services, and REG Logistics are hereinafter referred to as “REG”).
WHEREAS, on or about May 9, 2005, Western Iowa Energy and West Central Cooperative (“WCC”) entered into a Management and Operational Services Agreement;
WHEREAS, WCC assigned its rights and obligations under the Management and Operational Services Agreement to REG Group on September 21, 2006;
WHEREAS, on or about November 22, 2006, REG Group and Western Iowa Energy entered into a “First Amendment to Management and Operational Services Agreement” (the agreement as revised herein the “MOSA”);
WHEREAS, REG Group has utilized REG Services and REG Logistics in meeting the obligations of REG Group in providing certain sales, marketing and logistical services to Western Iowa Energy under the MOSA;
WHEREAS, on or about April 3, 2009, REG provided written notification to Western Iowa Energy under paragraph 5 of the MOSA of the termination of the MOSA to be effective on April 3, 2010;
WHEREAS, on or about March 16, 2010, REG and Western Iowa Energy entered into an “Extension and Second Amendment to Management and Operational Services Agreement” (the MOSA as further amended herein the “Amended MOSA”), and extended the term through May 3, 2010;
WHEREAS, the parties wish to extend the term of the Amended MOSA; and
NOW, THEREFORE, in consideration of the following covenants, promises and undertakings, and for good and valuation consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to extend the Amended MOSA as follows:
1.	Extension. The parties hereto agree to extend the term of the Amended MOSA so as to provide that the Amended MOSA continue through and terminate after May 31, 2010.

2.	Other Terms Unchanged. Except as expressly modified by this Second Extension, all terms and provisions of the Amended MOSA shall remain in full force and effect.
3.
Miscellaneous. Capitalized terms not defined in the text of this Second Extension shall have the same meaning ascribed to them in the Amended MOSA. This Second Extension may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be executed and delivered by facsimile signature, which shall be considered an original.

4.
Counterpart Signatures. This Second Extension may be executed in counterpart originals, and the counterpart originals together shall constitute the original of this Second Extension. Facsimile or PDF copy signatures shall be treated as original signatures for this purpose.

IN WITNESS WHEREOF, Western Iowa Energy and REG Group have executed this Second Extension as of the date first shown above.

WESTERN IOWA ENERGY, LLC			RENEWABLE ENERGY GROUP, INC.

By	/s/ William J. Horan		By	/s/ Daniel J. Oh

	Name	William J. Horan		Name	Daniel J. Oh
	Its	Chair		Its	President

REG SERVICES GROUP, LLC

			By	/s/ Daniel J. Oh

				Name	Daniel J. Oh
				Its	President

REG MARKETING & LOGISTICS GROUP, LLC

			By	/s/ Daniel J. Oh

				Name	Daniel J. Oh
				Its	President

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